EXHIBIT H(IV)
                       THIRD PARTY FEEDER FUND AGREEMENT
                                     among
                                  X.COM FUNDS,
                          X.COM ASSET MANAGEMENT, INC.
                                      and
                          MASTER INVESTMENT PORTFOLIO





                                  dated as of
                               November 17, 1999

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                               TABLE OF CONTENTS

                                                                        Page
                                                                        -----

ARTICLE I               REPRESENTATIONS AND WARRANTIES                    1
1.1                     Company                                           1
1.2                     MIP                                               2
1.3                     Manager                                           3

ARTICLE II              COVENANTS                                         4
2.1                     Company                                           4
2.2                     MIP                                               5
2.3                     Reasonable Actions                                7

ARTICLE III             INDEMNIFICATION                                   7
3.1                     Company                                           7
3.2                     Manager                                           9
3.3                     MIP.                                             10

ARTICLE IV              ADDITIONAL AGREEMENTS                            11
4.1                     Access to Information                            11
4.2                     Confidentiality                                  12
4.3                     Obligations of Company and MIP                   12

ARTICLE V               TERMINATION, AMENDMENT                           12
5.1                     Termination                                      12
5.2                     Amendment                                        12

ARTICLE VI              GENERAL PROVISIONS                               12
6.1                     Expenses                                         12
6.2                     Headings                                         13
6.3                     Entire Agreement                                 13
6.4                     Successors                                       13
6.5                     Governing Law                                    13
6.6                     Counterparts                                     13
6.7                     Third Parties                                    13
6.8                     Notices                                          13
6.9                     Interpretation                                   14
6.10                    Operation of Fund                                14
6.11                    Relationship of Parties; No Joint Venture, Etc.  14
6.12                    Use of Name                                      14

Signatures

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                                   AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of the 17th day of November, 1999, by and among X.com Funds, a Delaware business trust (the "Company"), for itself and on behalf of its series set forth on SCHEDULE A hereto (each a "Fund" and collectively, the "Funds"), the Funds' investment adviser, X.com Asset Management, Inc. ("Manager"), a Delaware corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series set forth on SCHEDULE B (each a "Portfolio" and collectively, the "Portfolios").

                                   WITNESSETH
                                   ----------

     WHEREAS, Company and MIP are each registered under the Investment Company Act of 1940, as amended (the "1940 Act") as open-end management investment companies;

     WHEREAS, each Fund has the same investment objective and substantially the same investment policies as the corresponding Portfolio;

     WHEREAS, each Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for a beneficial interest in the corresponding Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

1.1  COMPANY. Company represents and warrants to MIP that:

     (a) ORGANIZATION. Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Funds is a duly and validly designated series of Company. Company and each Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

     (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Company for itself and on behalf of each Fund and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of the Company's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the performance by the Funds of its obligations hereunder. This Agreement when executed and delivered by Company on behalf of each Fund shall constitute a legal, valid and binding obligation of Company, enforceable against each Fund in

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accordance with its terms. No meeting of, or consent by, shareholders of the
Funds is necessary to approve or implement the Investments.

     (c) 1940 ACT REGISTRATION. Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

     (d) SEC FILINGS. Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC"), from time to time, under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of each Fund's shares, any meetings of its shareholders and its registration as a series of an investment company. All SEC Filings relating to each Fund comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) FUND ASSETS. Each Fund currently intends to invest its Assets on an ongoing basis solely in the corresponding Portfolio, although it reserves the right to invest its Assets in other securities and other assets and/or to redeem any or all units of the corresponding Portfolio at any time and without notice.

     (f) REGISTRATION STATEMENT. Company has reviewed MIP's and Portfolio's registration statement on Form N-lA, as filed with the SEC.

     (g) INSURANCE. Company has in force an errors and omissions liability insurance policy insuring each Fund against loss of up to $150,000 for negligence or wrongful acts.

1.2  MIP. MIP represents and warrants to Company that:

     (a) ORGANIZATION. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and each Portfolio is a duly and validly designated series of MIP. MIP and each Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by MIP for itself and on behalf of each Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by any Portfolio, or the performance by any Portfolio of its obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of each Portfolio shall constitute a legal, valid and binding obligation of MIP and each Portfolio, enforceable against MIP and each Portfolio in accordance with its terms. No meeting of, or consent by, interestholders of any Portfolio is necessary to

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approve the issuance of the Interests (as defined below) to the corresponding
Fund.

     (c) ISSUANCE OF BENEFICIAL INTEREST. The issuance by MIP of beneficial interests in each Portfolio ("Interests") in exchange for the Investment by the corresponding Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

     (d) 1940 ACT REGISTRATION. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

     (e) SEC FILINGS; SECURITIES EXEMPTIONS. MIP has duly filed all SEC Filings, as defined herein, relating to each Portfolio required to be filed with the SEC under the Securities Laws. Interests in each Portfolio are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in each Portfolio are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to each Portfolio comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) TAX STATUS. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

     (g) TAXABLE AND FISCAL YEAR. The taxable and fiscal year end of each Portfolio is December 31.

     (h) INSURANCE. MIP has in force an errors and omissions policy insuring each Portfolio against loss of up to $5.0 million for negligence and wrongful acts.

1.3 MANAGER. Manager represents and warrants to MIP that the execution and delivery of this Agreement by Manager have been duly authorized by all necessary action on the part of Manager and no other action or proceeding is necessary for the execution and delivery of this Agreement by Manager, or the performance by Manager of its obligations hereunder. This Agreement when executed and delivered by Manager shall constitute a legal, valid and binding obligation of Manager, enforceable against Manager in accordance with its terms.

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                                   ARTICLE II

                                   COVENANTS
                                   ---------

2.1  Company. Company covenants that:

     (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. Company will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of each Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least five (5) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Company will furnish or will cause to be furnished to MIP at least five (5) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or any Portfolio and that was not previously approved by MIP. Company agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to Company for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in a Portfolio's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds, nor Manager will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

     (b) SEC AND BLUE SKY FILINGS. Company will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of each Fund's shares, any meetings of its shareholders, and its registration as a series of an investment company. Company will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of each Fund are or will be noticed for sale ("State Filings"). Each Fund's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.

     (c) 1940 ACT REGISTRATION. Company will be duly registered as an open-end management investment company under the 1940 Act.

     (d) TAX STATUS. Each Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, except to the extent that a failure to so qualify may result from any action or omission of the corresponding Portfolio or MIP.

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     (e) FISCAL YEAR. Each Fund shall take appropriate action to adopt and maintain the same fiscal year end as Portfolio (currently the last day of December).

     (f) PROXY VOTING. If requested to vote on matters pertaining to MIP or the Portfolios, each Fund will either seek instructions from its shareholders and vote its Interests in accordance with such instructions or vote its Interests in the same proportion as the vote of all other holders of Interests, in accordance with applicable law.

     (g) COMPLIANCE WITH LAWS. Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     (h) INSURANCE. Company will maintain in full force and effect for so long as this Agreement is in effect insurance coverage against liabilities that may arise as a result of each Fund's business, in such amount, and covering such liabilities as the Board of Trustees of Company deems reasonable.

2.2  MIP. MIP covenants that:

     (a) SIGNATURE PAGES. MIP shall promptly provide all required signature pages to Company for inclusion in any SEC Filings of Company, provided Company is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Company and Manager acknowledge and agree that the provision of such signature pages do not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Company in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

     (b) REDEMPTION. Except as otherwise provided in this Section 2.2(b), redemptions of Interests owned by any Fund will be effected pursuant to Section 2.2(c). In the event any Fund desires to withdraw its entire Investment from the corresponding Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the corresponding Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Each Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Company's prior approval that would cause the withdrawal of the corresponding Fund's Investments to be treated as a taxable event to the Fund. Each Portfolio further agrees to conduct its activities in accordance with all

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applicable requirements of Regulation 1.731-2(e) under the Code or any successor regulation.

     (c) ORDINARY COURSE REDEMPTIONS. Each Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of a Fund's entire Investment in Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of a Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by its corresponding Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

     (d) SEC FILINGS. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of each Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Company. Each Portfolio's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) 1940 ACT REGISTRATION. MIP will remain duly registered as an open-end management investment company under the 1940 Act.

     (f) TAX STATUS. Based upon applicable IRS interpretations and rulings, each Portfolio will conduct its business and activities so as to be taxable as a partnership for federal income tax purposes under the Code. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code and (ii) the asset test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to each Fund prior to the Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of the corresponding Portfolio and agrees that the Fund may rely upon such opinion or ruling during the term of this Agreement.

     (g) SECURITIES EXEMPTIONS. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

     (h) ADVANCE NOTICE OF CERTAIN CHANGES. MIP shall provide Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in any Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge

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that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in any Portfolio's investment policies or activities, any material increase in any Portfolio's fees or expenses, or any change in any Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

     (i) COMPLIANCE WITH LAWS. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     (j) PROXY COSTS. If and to the extent that: (i) MIP submits a matter to a vote of any Portfolio's Interestholders; (ii) the corresponding Fund determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its Interest; and (iii) MIP agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invests substantially all of its investable assets in the same Portfolio, then MIP shall assume the costs associated with soliciting proxies from the shareholders of the corresponding Fund.

     (k) YEAR 2000 READINESS. MIP shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. MIP shall promptly notify Company of any significant problems that arise in connection with such readiness.

2.3 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                  ARTICLE III

                                INDEMNIFICATION
                                ---------------

3.1  COMPANY

     (a) Company agrees to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, each Portfolio or each Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

         (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule,

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     regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company with respect to the Funds or by any of its trustees, officers, employees or agents, but only insofar as such omissions or commissions relate to any Fund; or

         (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to any Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to any Fund or by any service provider of MIP for use therein or for use by any Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

     PROVIDED, HOWEVER, that in no case shall Company be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Company in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Company of such claim shall not relieve Company from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Company elects to assume the defense, such defense shall be conducted by counsel chosen by Company, as applicable. In the event Company elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Company shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Company, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Company that one or more legal defenses may be available to it that may not be available to Company, in which case Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. Company shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Company might otherwise have to Covered Persons.

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3.2  Manager

     (a) Manager agrees to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, each Portfolio or each Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

         (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company or Manager or by any of its or their trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to any Fund; or

         (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to any Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to any Fund or by any service provider of MIP for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

     PROVIDED, HOWEVER, that in no case shall Manager be liable for Losses to the extent Company pays the amount of such Losses to the Covered Person under
Section 3.1(a) hereof, nor shall Manager be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Manager in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Manager of such claim shall not relieve Manager from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) Manager will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to

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enforce any such liability, but if Manager elects to assume the defense, such defense shall be conducted by counsel chosen by Manager. In the event Manager elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Manager shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or
(B) the parties to such suit include any Covered Person and Manager, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Manager that one or more legal defenses may be available to it that may not be available to Manager, in which case Manager shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. Manager shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Manager might otherwise have to Covered Persons, provided that, in no event shall MIP's Covered Persons be entitled to recover, hereunder or elsewhere, more than the amount of their Losses.

3.3  MIP.

     (a) MIP agrees to indemnify and hold harmless Company, each Fund, Manager and any affiliate providing services to Company and/or any Fund, and any trustee, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

         (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

         (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to any Portfolio, or any amendments to the foregoing (in this Section, collectively, the "Offering Documents") relating to any Portfolio, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; or

         (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Company, any Fund or any of their affiliates, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Fund by MIP for use therein or for use by any Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

     PROVIDED, HOWEVER, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, a Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b)MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS
                             ---------------------

     4.1 ACCESS TO INFORMATION. Throughout the life of this Agreement, Company and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

     4.2 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, any Fund's or any Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Company or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to any Fund or any Portfolio, respectively, and that such disclosure by Company or MIP shall not require any additional consent from the other parties.

     4.3 OBLIGATIONS OF COMPANY AND MIP. MIP agrees that the financial obligations of Company under this Agreement shall be binding only upon the assets of the Fund to which they relate, and that except to the extent liability may be imposed under relevant Securities Laws, MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Company, any of the other Funds or other classes or series of Company. Company agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolio to which they relate and that, except to the extent liability may be imposed under relevant Securities Laws, Company shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP, any of the other Portfolios or other classes or series of MIP.

                                   ARTICLE V

                             TERMINATION, AMENDMENT
                             ----------------------

     5.1 TERMINATION. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Company's right to redeem all or a portion of any Fund's Interest in the corresponding Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections
4.2 and 4.3 shall survive any termination of this Agreement.

     5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

     6.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.2 HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in MIP's Registration Statement, as in effect from time to time.

     6.4 SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof; PROVIDED, HOWEVER, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.7 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

        If to Company or any Fund:

        Attention: John T. Story
        X.com Funds
        394 University Avenue
        Palo Alto, CA 94303
        Facsimile (650) 833-5470

        If to Manager:

        Attention: John T. Story

        X.com Asset Management, Inc.
        394 University Avenue
        Palo Alto, CA 94303
        Facsimile (650) 833-5470

        If to MIP or any Portfolio:

        Attention: Chief Operating Officer
        Master Investment Portfolio
        c/o Stephens Inc.
        111 Center Street
        Little Rock, AR  72201
        Facsimile (501) 377-2331

     6.9 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     6.10 OPERATION OF FUND. Except as otherwise provided herein, this Agreement shall not limit the authority of a Fund, Company or Manager to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of its shares.

     6.11 RELATIONSHIP OF PARTIES; NO JOINT VENTURE, ETC. It is understood and agreed that neither Company nor Manager shall not hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Company or Manager with the authority to bind such party.

     6.12 USE OF NAME. Except as otherwise provided herein or required by law (e.g., in Company's Registration Statement on Form N-1A), neither Company, the Funds, nor Manager shall describe or refer to the name of MIP, any Portfolio or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Company, the Funds or Manager or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Company, the Funds or Manager, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

X.COM FUNDS



By:     /s/John T. Story
        -------------------
        Name: John T. Story
        Title: Executive Vice President

X.COM ASSET MANAGEMENT, INC.



By:     /s/John T. Story
        ------------------
        Name: John T. Story
        Title: President

MASTER INVESTMENT PORTFOLIO



By:     /s/Richard H. Blank
        ----------------------
        Name: Richard H. Blank
        Title: COO, Secretary, Treasurer

                                   SCHEDULE A

                to Agreement between X.com Funds (the "Company")

                    and Master Investment Portfolios ("MIP")

                dated as of November 17, 1999 (the "Agreement")


     The Company has entered into the Agreement on behalf of the following series of the Company (each a "Fund" and, collectively, the "Funds"), each of which will invest all or substantially all its investable assets in interests of the corresponding series of MIP (each a "Portfolio" and, collectively, the "Portfolios") set forth on Schedule B to the Agreement:

Fund                                    Effective Date
----                                    ---------------

X.com Premier S&P 500 Fund              November 17, 1999

X.com U.S.A. Bond Fund                  November 17, 1999

X.com U.S.A. Money Market Fund          November 17, 1999

X.com International Index Fund          March 27, 2000

X.COM FUNDS



By:     /s/John T. Story
        ----------------
        Name: John T. Story
        Title: Executive Vice President

X.COM ASSET MANAGEMENT, INC.



By:     /s/John T. Story
        ----------------
        Name: John T. Story
        Title: President

MASTER INVESTMENT PORTFOLIO



By:     /s/Richard H. Blank
        -------------------
        Name: Richard H. Blank
        Title: COO, Secretary, Treasurer

                                   SCHEDULE B

                to Agreement between X.com Funds (the "Company")

                    and Master Investment Portfolios ("MIP")

                dated as of November 17, 1999 (the "Agreement")


     MIP has entered into the Agreement on behalf of the following series of MIP (each a "Portfolio" and, collectively, the "Portfolios"), into interests of which the corresponding series of the Company (each a "Fund" and, collectively, the "Funds") set forth on Schedule A to the Agreement, will invest all or substantially all its investable assets.

Portfolio                               Effective Date

S&P 500 Index Master Portfolio          November 17, 1999

Bond Index Master Portfolio             November 17, 1999

Money Market Master Portfolio           November 17, 1999

EAFE(R) Master Portfolio                March 27, 2000


X.COM FUNDS



By:     /s/John T. Story
        ----------------------
        Name: John T. Story
        Title: Executive Vice President

X.COM ASSET MANAGEMENT, INC.



By:     /s/John T. Story
        ---------------------
        Name: John T. Story
        Title: President

MASTER INVESTMENT PORTFOLIO



By:     /s/Richard H. Blank
        ----------------------
        Name: Richard H. Blank
        Title: COO, Secretary, Treasurer



                                       2